AMENDMENT TO THE
         AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP


     THIS AMENDMENT (this "Amendment") is made as of the 20th day of April, 1998, by and among CHATEAU PROPERTIES, INC., a Maryland corporation (the "Company"), ROC COMMUNITIES, INC., a Maryland corporation (ROC") (the Company and ROC being individually referred to as a "General Partner" and collectively the "General Partners"), and each of the limited partners of CP Limited
Partnership (the "Limited Partners"). The General Partners and the Limited Partners are hereinafter sometimes individually referred to as a "Partner" or collectively as the "Partners."

                              WITNESSETH:
                              ----------

     WHEREAS, CP Limited Partnership, a Maryland limited partnership (the "Partnership"), was formed under the laws of the State of Maryland pursuant to a Certificate of Limited Partnership filed September 16, 1993 with the Maryland Department of Assessments and Taxation and an Agreement of Limited Partnership dated September 16, 1993, as thereafter amended and restated on January 22, 1997, as further amended (the "Partnership Agreement");

     WHEREAS, on the date hereof, Belair Capital Fund LLC, a Massachusetts limited liability company ("Contributor"), has made a capital contribution of $75,000,000, in cash to the Partnership in exchange for which Contributor is entitled to receive an aggregate of 1,500,000 8.125% Series A Cumulative Redeemable Preferred Units (the "Series A Preferred Units") in the Partnership with the rights, preferences, exchange and other rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions as set forth in the Partnership Agreement, as amended hereby;

     WHEREAS, Contributor desires to become a party to the Partnership Agreement as a Limited Partner and to be bound by the terms, conditions and other provisions of the Partnership Agreement;

     WHEREAS, the Partnership Agreement is hereby amended to reflect (i) the issuance of the Series A Preferred Units, (ii) the admission of Contributor as a Limited Partner and holder of 1,500,000 Series A Preferred Units, and (iii) other matters described herein;

     WHEREAS, Article Twelve of the Partnership Agreement provides that the Partnership Agreement may be amended with the consent of the General Partners and those Limited Partners constituting a Majority-in-Interest (as defined in the Partnership Agreement); and

     WHEREAS, the undersigned include the General Partners and those Limited Partners constituting a Majority-in-Interest.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership Agreement is hereby amended as follows:

1. Paragraph 1.34 is hereby deleted from the Partnership Agreement and the following Paragraph 1.34 is inserted in its place:


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     1.34  "PERCENTAGE INTEREST" of a Partner in the Partnership (other than as a holder of Preferred Units) shall mean the percentage interest of such Partner as stated in Exhibit A of this Agreement, as such percentage interest may be adjusted from time to time in accordance with the provisions of this Agreement. Holders of Preferred Units shall have a Percentage Interest within each class or series of Preferred Units in an amount shown on Exhibit A hereto.

2. Paragraph 4.3 is hereby renumbered as Paragraph 4.2, Paragraph 4.4 is hereby deleted and the following Paragraph 4.3 is hereby added to the Partnership Agreement:

     "4.3  ISSUANCE AND CONVERSION OF UNITS.

           A.   The  interest  of  a  Partner  in  the Partnership is sometimes
     referred  to  as  being evidenced by one or more "Units."   Units  may  be
     either "OP Units" or "Preferred Units:"

                (i) An "OP Unit" is a unit of Partnership Interest that, as more particularly provided for below in this Paragraph 4.3, and subject to certain restrictions including those contained in Paragraph 4.3(C), may be converted into one (1) share of common stock of the Company ("Common Stock").

                (ii) A "Preferred Unit" is a unit of Partnership Interest having such rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions as may be determined by the General Partners in their sole and absolute discretion (but not in violation of the provisions of Paragraph 4.3(B) or the terms of any other Preferred Unit(s)). There may be more than one series or classes of Preferred Units having differing terms and conditions, but all Preferred Units within a given series or class shall have the same rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions as set forth in this Amendment. Subject to the terms of any other Preferred Units, with respect to each series or class of Preferred Units, the General Partners may, in their discretion, determine and fix, among other terms and conditions, any of the following: (a) the series to which such Preferred Units shall belong, (b) the distribution rate thereon (or the method of determining such distribution rate), (c) the price at and the terms and conditions on which such Preferred Units may be redeemed, (d) the amount payable in respect of such Preferred Units in the event of involuntary or voluntary liquidation of the Partnership, and (e) the terms and conditions on which such Preferred Units may be converted or exchanged for other securities of the Partnership or the General Partners.

           B. From time to time, the General Partners, subject to the provisions of this Paragraph 4.3(B) and the terms of any other Preferred Units, shall cause the Partnership to issue:

                i. OP Units to the Company upon the issuance by the Company of additional shares of its common stock ("Common Stock") not in connection with the exchange of OP Units as provided in Paragraph 4.3(C) hereof, provided that any net proceeds received by the Company as a result of the issuance of such additional shares of Common Stock are contributed to the Partnership as additional Capital Contributions, in accordance with Paragraph 4.4(B) hereof (it being understood that the Company may issue shares of Common Stock in connection with stock option plans, restricted stock plans or other employee benefit plans without receiving any proceeds and

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

           that the issuance of such shares shall nonetheless entitle the Company to additional OP Units). The number of OP Units issued to the Company under this subparagraph 4.3(B)(i) shall be equal to the number of shares of Common Stock issued;

                ii. Preferred Units to the Company upon the issuance by the Company of shares of its preferred stock ("Preferred Stock") not in connection with an exchange of Preferred Units for Preferred Stock as may be specified in the amendment to the Partnership Agreement designating such Preferred Units, provided that any net proceeds received by the Company as a result of the issuance of such additional shares of Preferred Stock are contributed to the Partnership as additional Capital Contributions, in accordance with Paragraph 4.4(C) hereof. The number of Preferred Units issued to the Company under this subparagraph 4.3(B)(ii) shall be equal to the number of shares of Preferred Stock issued and shall have the rights, preferences and restrictions, limitations as to distributions, qualifications and terms and conditions substantially consistent with the Preferred Stock that is issued.

                iii. OP Units and/or Preferred Units, as determined by the General Partners, in their discretion, to existing or newly-admitted Partners (including themselves), in exchange for the contribution by such Partner (the "Contributing Partner") of additional Capital Contributions to the Partnership. The number of OP Units issued to a Contributing Partner under this subparagraph 4.3(B)(iii) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional Capital Contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) such price as may be determined by the General Partners in connection with such contributions. The number of Preferred Units issued to a Contributing Partner under this subparagraph 4.3(B)(iii) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the initial Gross Asset Value of the property contributed as additional Capital Contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) such price as may be determined by the General Partners in connection with such contributions.

                iv. The terms, conditions, rights, preferences and privileges of the Series A Preferred Units shall be as specified in Paragraph
           4.8 below. The terms, conditions, rights, preferences and privileges of each other class or series of Preferred Units shall be specified in a further amendment to this Partnership Agreement which may be adopted by the General Partners without the consent of any Limited Partner (except to the extent required by any outstanding class or series of Preferred Units).

     Upon the issuance of OP Units or Preferred Units, as the case may be, or upon the exchange of OP Units for Common Stock or Preferred Units for Preferred Stock as provided herein, the Percentage Interest of each of the Partners shall be accordingly adjusted by the General Partners. Notwithstanding anything to the contrary contained herein, in no event shall any additional OP Units or additional Preferred Units be issued (pursuant to this Paragraph 4.3(B) or otherwise) to the extent that the effect of such issuance would be to reduce the General Partners' Percentage Interest to less than one (1%) percent.

           C. Subject to the further provisions of this Paragraph 4.3(C), the Company hereby grants to each Limited Partner other than Chateau Estates,


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

     a Michigan co-partnership, J. Peter Ministrelli and Ministrelli Construction Company, a Michigan corporation, (together referred to herein as the "Initial Limited Partners") the right to exchange any or all of the OP Units held by the Partner for shares of Common Stock. In the case of an exchange of OP Units pursuant to this Paragraph 4.3(C), one OP Unit shall be exchangeable for one share of Common Stock. Such right may be exercised by a Limited Partner from time to time upon not less than ten
     (10) days prior written notice to the Company. The Initial Limited Partners may, however, exchange OP Units for shares of Common Stock only in accordance with the Formula defined in the Appendix to the Private Letter Ruling dated April 5, 1996, issued by the Internal Revenue Service to the Company. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding OP Units subject to conversion and not owned by the Company. No Limited Partner shall, by virtue of being the holder of one or more OP Units, be deemed to be a shareholder of or have any other interest in the Company. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the number of OP Units held by each Partner shall be proportionately adjusted so that one OP Unit remains exchangeable for one share of Common Stock without dilution. In the event the Company issues any Common Stock in exchange for OP Units pursuant to this Paragraph 4.3(C), any such OP Units so acquired by the Company shall immediately thereafter be converted in the hands of the Company into General Partnership Interests. Notwithstanding the foregoing provisions of this Paragraph 4.3(C), a Limited Partners shall not have the right to exchange OP Units for Common Stock if (i) in the opinion of counsel to the Company, acceptable to such Limited Partner and the Company, the Company would, as a result of such exchange (or the right to effectuate such exchange), no longer qualify (or it would be likely that the Company no longer would qualify) as a real estate investment trust under the Code; or
     (ii) such exchange (or the right to effectuate such exchange) would violate the ownership limitations set forth in the Articles of Incorporation of the Company; or (iii) such exchange would not, in the opinion of counsel acceptable to such Limited Partner and the Company, be an exempt transaction under applicable securities laws.

           D. The right of Limited Partners holding Preferred Units to exchange such Units for any other class or series of Units or class or series of Preferred Stock of the Company shall be set forth in the amendment to the Partnership Agreement designating such class or series of Preferred Units.

3. Paragraph 4.5 is hereby renumbered as Paragraph 4.4, Paragraph 4.4(A) is hereby deleted and the following Paragraph 4.4(A) is inserted in its place:

           "4.4  ADDITIONAL CAPITAL CONTRIBUTIONS.

           A.  No Partner shall be assessed or, except as provided in Paragraph
     4.3 above, required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the General Partners in their sole discretion, may, at the option of the General Partners and without any obligation to do so (except as provided for in Paragraph 4.3 above), be contributed by the General Partners as additional Capital Contributions. If and when the General Partners or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional OP Units or Preferred Units as provided for in Paragraph 4.3 above. The General Partners shall also have the right (but not the obligation) to raise any additional funds required


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


     for the Partnership by causing the Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partners shall deem appropriate in their sole discretion. If the General Partners elect to cause the Partnership to borrow the additional funds, they may cause one or more of the Partnership's assets to be encumbered to secure the loan. No Limited Partner shall have the right to contribute additional Capital Contributions to the Partnership without the prior written consent of the General Partners."

4. Paragraph 4.6 is hereby deleted from the Partnership Agreement and the following Paragraph 4.5 is inserted in its place:

           "4.5 RETURN OF CAPITAL. Except as expressly provided for in this Partnership Agreement or in an amendment to this Partnership Agreement specifying the terms, conditions, rights, preferences and privileges of any class or series of Preferred Units, no Partner shall have the right to demand or to receive the return of all or any part of his Capital Contributions to the Partnership and there shall be no priority of one Partner over another as to the return of Capital Contributions or withdrawals or distributions of Net Profits and Net Losses. No Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Partnership."

5. Paragraphs 4.7 and 4.8 are hereby renumbered Paragraphs 4.6 and 4.7, respectively.

6.   The following new  Paragraph  4.8  is  hereby  added  to  this Partnership
Agreement:

     4.8   SERIES  A  CUMULATIVE REDEEMABLE PREFERRED UNITS.  A new  series  of
Preferred Units to be designated 8.125% Series A Cumulative Redeemable Preferred Units is hereby established which shall have the rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions specified on Schedule A to this Amendment to the Partnership Agreement, provided that such designation will change accordingly to reflect any change in the dividend rate as set forth on Schedule A.

7. The reference to Paragraph 4.5(B) in Paragraph 5.9 of the Partnership Agreement is deemed to be a reference to Paragraph 4.4(B).

8. Paragraph 6.1.1 is hereby deleted from the Partnership Agreement and the following Paragraph 6.1.1 is inserted in its place:

     "6.1.1 NET PROFITS. After giving effect to the allocations set forth in Paragraphs 6.4 and 6.5, Net Profits for each Partnership fiscal year shall be allocated to the Partners in the following order of priority:

     (a) First, to each General Partner to the extent of and in proportion to the amount that the cumulative Net Losses allocated to such General Partner pursuant to Paragraph 6.1.2(e) exceed the cumulative Net Profits allocated to such Partner pursuant to this Paragraph 6.1.1(a);

     (b) Second, to each Obligated Partner to the extent of and in proportion to the amount by which the cumulative Net Losses allocated to such Partner pursuant to Paragraph 6.1.2(d) exceed the cumulative Net Profits allocated to such Obligated Partner pursuant to this Paragraph 6.1.1(b);


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


     (c) Third, to each General Partner to the extent of and in proportion to the amount by which the cumulative Net Losses allocated to such General Partner pursuant to Paragraph 6.1.2(c) exceed the cumulative Net Profits allocated to such General Partner pursuant to this Paragraph 6.1.1(c);

     (d) Fourth, to each Partner holding Preferred Units to the extent of and in proportion to the amount by which the cumulative Net Losses allocated to such Partner pursuant to Paragraph 6.1.2(b) exceed the cumulative Net Profits allocated to such Partner pursuant to this Paragraph 6.1.1(d);

     (e) Fifth, to each Partner (other than a Partner holding Preferred Units) to the extent of and in proportion to the amount by which the cumulative Net Losses allocated to such Partner pursuant to Paragraph 6.1.2(a) exceed the cumulative Net Profits allocated to such Partner pursuant to this Paragraph 6.1.1(e); and

     (f)   Thereafter,  to  the  Partners  (other   than  a  Partner  holding
     Preferred   Units)  in  accordance  with  their  respective   Percentage
     Interests.

9. Paragraph 6.1.2 is hereby deleted from the Partnership Agreement and the following Paragraph 6.1.2 is inserted in its place:

     6.1.2 NET LOSSES. After giving effect to the allocations set forth in Paragraphs 6.4 and 6.5, Net Losses for each Partnership fiscal year shall be allocated to the Partners in the following order of priority:

     (a) First, to the Partners (other than the Partner holding Preferred Units), in proportion to their respective Percentage Interests; provided that Net Losses allocated pursuant to this Paragraph 6.1.2(a) shall not exceed the maximum amount of Net Losses that can be allocated without causing any such Partner to have an Adjusted Capital Account Deficit (excluding for this purpose any increase to such Adjusted Capital Account Deficit for a Partner's actual obligation to fund a deficit Capital Account balance, including the obligation of an Obligated Partner to fund a deficit Capital Account balance pursuant to Paragraph
     4.7 hereof);

     (b) Second, to the Partner holding Preferred Units, provided that Net Losses allocated pursuant to this Paragraph 6.1.2(b) shall not exceed the maximum amount of Net Losses that can be allocated without causing such Partner to have an Adjusted Capital Account Deficit;

     (c) Third, to the General Partners, in proportion to their respective Percentage Interests, until the combined General Partners' Adjusted Capital Account Deficits (excluding for this purpose any increase to such Adjusted Capital Account Deficits for the obligation of any General Partner to actually fund a deficit Capital Account balance) equal the excess of (i) the amount of Recourse Liabilities over (ii) the Aggregate Restoration Amount;

     (d)   Fourth,   to  the  Obligated  Partners,  in  proportion  to  their
     respective Restoration Amounts, until such time as the Obligated Partners have been allocated an aggregate amount of Net Losses pursuant to this Paragraph 6.1.2.(d) equal to the Aggregate Restoration Amount; and


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


     (e) Thereafter, to the General Partners, in accordance with their respective Percentage Interests.

10. Paragraph 6.2 is hereby deleted from the Partnership Agreement and the following Paragraph 6.2 is inserted in its place:

           "6.2 DISTRIBUTIONS OF OPERATING CASH FLOW. As used in this Agreement, Operating Cash Flow shall mean and be defined as the Net Profits or Net Losses (a net Loss being treated as a negative Net Profit amount) during the period in question of the Partnership increased by the following:

                (a)   Any   receipts,  but  excluding  Capital  Cash  Flow  and
           excluding the proceeds of any additional Capital Contributions to the Partnership pursuant to Paragraphs 4.1 and 4.3 hereof, which are not included in Net Profits including, but not limited to, capital contributions and withdrawals from operating reserves established by the General Partners; and

                (b)   Any   non-cash   charges   (such   as  Depreciation   and
           amortization) deducted in determining Net Profits and Net Losses;

     ---and decreased by the following:

                (c) All expenditures, including any principal payments with respect to any indebtedness of the Partnership, which are not deducted in determining net Profits or Net Losses; and

                (d) Any amounts set aside by the General Partners to provide a reserve for working capital needs, improvements, repairs or replacements or such other purposes as the General Partners shall determine in their sole discretion, including but not limited to reserves of cash held for future acquisitions.

           Operating Cash Flow of the Partnership shall be determined by the General Partners not less frequently than quarterly and (except as provided in an amendment to this Partnership Agreement specifying the rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions of a class or series of Preferred Units) shall be distributed not later than fifteen (15) days following the end of each calendar quarter as follows:

                (i) first to those Partners holding Preferred Units to the extent of the unpaid cumulative Priority Return (as defined in Schedule A attached hereto); and

                (ii) the balance pro rata among the Partners holding OP Units in proportion to their respective Percentage Interests calculated without taking into account ownership of Preferred Units.

11. Paragraph 6.3 is hereby deleted from the Partnership Agreement and the following Paragraph 6.3 is inserted in its place:


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


           "6.3 CAPITAL CASH FLOW. As used in this Agreement, "Capital Cash Flow" shall mean and be defined as collectively (a) gross proceeds realized in connection with the sale of any assets of the Partnership, (b) gross financing or refinancing proceeds, (c) gross condemnation proceeds (excluding condemnation proceeds applied to the restoration of remaining Partnership property) and (d) gross insurance proceeds (excluding rental insurance proceeds applied to restoration of Partnership property), less
     (a) applicable closing costs, (b) the cost to discharge any Partnership financing encumbering or otherwise associated with the asset(s) involved in any such transaction, (c) the establishment of reserves (as determined by the General Partners in their sole discretion, and which may include cash held for future acquisitions or indebtedness which may thereafter become due or indebtedness which may thereafter become due), and (d) other expenses of the Partnership then due and owing. Subject to Paragraph 8.1 below, if applicable, Capital Cash Flow shall be determined not less frequently than quarterly and (except as provided in an amendment to the Partnership Agreement specifying the rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions of a class or series of Preferred Units) shall be distributed not later than fifteen (15) days following the date of each such determination as follows:

                (i) first to the Partners holding Preferred Units to the extent of the unpaid cumulative Priority Return (as defined in Schedule A attached hereto); and

                (ii) the balance pro rata among the Partners holding OP Units in proportion to their respective Percentage Interests calculated without taking into account ownership of Preferred Units.

12. Paragraph 6.4(f) is hereby deleted from the Partnership Agreement and the following Paragraph 6.4(f) is inserted in its place:

           "(f) Syndication Expenses for any Fiscal Year of the Partnership or other period shall be allocated to the Partners (other than the Partners holding Preferred Units) in proportion to their Partnership Interests, provided that if additional Partners are admitted to the Partnership on different dates, all Syndication Expenses shall be divided among the Partners who own Partnership Interests from time to time so that, to the extent possible, the cumulative Syndication Expenses are allocated with respect to each Partner in proportion to their respective Partnership Interests. In the event the General Partners determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partners may allocate a portion of Net Profits or Net Losses so as to achieve the same effect in the Capital Accounts of the Partners, notwithstanding any other provision within this Agreement."

13. Paragraph 6.4(g) is hereby deleted from the Partnership Agreement and the following Paragraph 6.4(g) is inserted in its place:

           "(g) Nonrecourse Deductions for any fiscal year or other period shall be allocated among the Partners holding OP Units in proportion to their respective Percentage Interests calculated without taking into account ownership of Preferred Units."

14.  Paragraph 6.4(i) is hereby added to the Partnership Agreement:


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


           "(i) Unless otherwise provided in an amendment to the Partnership Agreement specifying the rights, preferences, exchange and other rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions of any class or series of Preferred Units, all or a portion of the remaining items of Partnership income (including but not limited to Gross Income) or gain comprised of the same proportion of capital gain and ordinary income for the Fiscal Year as accrued by the Partnership, if any, shall be specially allocated to the Partners holding Preferred Units in an amount equal to the excess, if any, of (i) the lesser of (A) the cumulative Priority Return (as defined in Schedule A attached hereto), whether or not declared, calculated through the last day of the relevant Fiscal Years or (B) the excess, if any of Net Profits over Net Losses for the current Fiscal Year (solely for this purpose, Net Profits and Net Losses for all Fiscal Years shall be computed as if this Paragraph 6.4 were not part of this Agreement), over (ii) the aggregate items of income and gain allocated to such Partner pursuant to this Paragraph 6.4(i) for all prior Fiscal Years."

15. Paragraph 6.5(d) is hereby deleted from the Partnership Agreement and the following Paragraph 6.5(d) is inserted in its place:

           "(d) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partner's interests in Partnership profits are equal to their respective Percentage Interests calculated without taking into account ownership of Preferred Units."

16. Paragraph 8.1(c) is hereby deleted from the Partnership Agreement and the following Paragraphs 8.1(c) and (d) are hereby added to the Partnership
Agreement:

                "(c) Third to those Partners holding Preferred Units in accordance with their respective Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods; provided, however, that such amounts shall not be in excess of such Partner's Capital Contributions plus the cumulative Priority Return (as defined in Schedule A attached hereto), whether or not declared, to the redemption date to the extent not previously distributed;

                "(d) Then, to the Partners (other than the holders of Preferred Units) in accordance with their respective Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

17. Paragraph 9.2(a) is hereby deleted from the Partnership Agreement and the following Paragraph 9.2(a) is inserted in its place:

     "9.2  LIMITED PARTNER:

                (a) No Limited Partner or Substituted Limited Partner shall, without the prior written consent of the General Partners (which consent may be given or withheld in the sole discretion of the General Partners), sell, assign, distribute or otherwise transfer (a "Transfer") all or any part of such Partner's interest in the Partnership except by operation of law, gift (outright or in trust) or by sale or distribution, in each case to or for the benefit of his spouse or descendants, or to one or more partner, shareholder, beneficiary or Affiliate of such Partner, except for pledges or other collateral transfers effected by a Limited Partner to secure the repayment of a loan, and except for the exchange of OP Units for shares of Common Stock of the Company, pursuant to Paragraph 4.3(C) hereof and the exchange of Preferred Units for Preferred Stock of the Company as provided in an amendment to the Partnership Agreement specifying the rights, preferences, exchange rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions of any class or series of such Preferred Units. A Limited Partner shall notify the General Partners of any Transfer of beneficial interest or other interest which occurs without a transfer of record ownership, as well as any pledge or other collateral transfer. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily alienated or encumbered except as may be specifically provided for in this Agreement."

18. Paragraph 9.2(c) is hereby deleted from the Partnership Agreement and the following Paragraph 9.2(c) is inserted in its place:

                "(c) Notwithstanding anything to the contrary contained in this Paragraph 9.2, (i) in the event of a permitted transfer under Paragraph 9.2(a) hereof or in the event an Affiliate distributes, in dissolution and liquidation or otherwise, all or any portion of its interest in the Partnership, the permitted transferee and/or partners in such Affiliate receiving such interest shall become Substituted Limited Partners, and shall succeed to the rights, interests and obligations of their respective transferor in the Partnership, in proportion to their respective interests so received, and (ii) no Transfer shall be effective to the extent that such Transfer would, by treating the interest in the Partnership so transferred as if it had been exchanged for Common Stock or Preferred Stock in accordance with Paragraph 4.3(C) or as provided in an amendment to this Partnership Agreement specifying the rights, preferences, exchange and other rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions of any class or series of such Preferred Units, violate the limitations on ownership of Common Stock or Preferred Stock contained in Article VI of the Articles of Incorporation of the Company."

19. Paragraph 9.2(d) is hereby deleted from the Partnership Agreement and the following Paragraph 9.2(d) is inserted in its place:

           "(d) ADMISSION ADJUSTMENTS. The General Partners shall, when necessary, cause this Agreement to be amended from time to time to reflect the addition or withdrawal of Partners, including the corresponding adjustments to Percentage Interests."

20. All other terms and conditions of the Partnership Agreement, except as modified herein, shall remain unchanged in full force and effect.

21. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                                CP LIMITED PARTNERSHIP

JOHN A. BOLL, individually and on behalf      By: Chateau Communities, Inc.,
of the John A. and Marlene L. Boll                one of the general partners
Foundation and the John A. Boll
Irrevocable Trusts
                                                  By: /S/ TAMARA D. FISCHER
                                                  -----------------------------
                                                  Name:  Tamara D. Fischer
By: /S/ JOHN A. BOLL                              Title: Chief Financial Officer
   -------------------------------
   JOHN A. BOLL

                                                  By: ROC Communities, Inc.,
                                                      the other general partner
J. PETER MINISTRELLI, individually
and on behalf of the Joe P. Ministrelli       By: /S/ TAMARA D. FISCHER
Revocable Trust and Ministrelli                   -----------------------------
Construction Corporation                          Name:  Tamara D. Fischer
                                                  Title: Secretary

By: /S/ J. PETER MINISTRELLI
    -----------------------------                 THE OTHER LIMITED PARTNERS
    J. PETER MINISTRELLI
                                                  By: Chateau Communities, Inc.
                                                      (one of the general
Joseph L. Tamsberg, Jr.                               partners), as attorney-in-
d/b/a  Tamsberg Properties                            fact

                                                  By: /S/ TAMARA D. FISCHER
                                                      --------------------------
                                                      Name:  Tamara D. Fischer,
By: /S/ JOSEPH L. TAMSBERG, JR.                              Attorney-in-Fact
   ------------------------------                     Title: Chief Financial
   Joseph L. Tamsberg, Jr.                                   Officer


                                                  By: ROC Communities, Inc.
By: /S/ ROBERT HOFFMAN                                 (the other general
   ------------------------------                      partner), as attorney-in-
   Robert Hoffman                                      fact

                                                  By: /S/ TAMARA D. FISCHER
                                                      --------------------------
                                                      Name:  Tamara D. Fischer,
                                                             Attorney-in-Fact
                                                      Title: Secretary

                                            BELAIR CAPITAL FUND LLC
                                            By:  Eaton Vance Management, as its
                                                 Manager

                                                 By: /S/ THOMAS OTIS
                                                     --------------------------
                                                     Name: Thomas Otis
                                                     Title: Vice President

                              SCHEDULE A
                              ----------
            TERMS OF 8.125% SERIES A CUMULATIVE REDEEMABLE
                            PREFERRED UNITS


     SECTION 1. DEFINITIONS. For purposes of this Amendment, the term "PARITY PREFERRED UNITS" shall be used to refer to any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series A Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, as the context may require. The term "PRIORITY RETURN" shall mean, an amount equal to 8.125% per annum, determined on the basis of a 360-day year of twelve 30-day months (or actual days for any month which is shorter than a full monthly period), cumulative to the extent not distributed for any given distribution period pursuant to Section 6.2 of the Partnership Agreement, of the stated value of $50 per Series A Preferred Unit, commencing on the date of issuance of such Series A Preferred Unit. The term "SUBSIDIARY" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by such person. The term "PTP" shall mean a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended (the "CODE").

     SECTION 2. DESIGNATION AND NUMBER. A series of Partnership Units in the Partnership designated as the "8.125% Series A Cumulative Redeemable Preferred Units" (the "SERIES A PREFERRED UNITS") is hereby established. The number of Series A Preferred Units shall be 1,500,000.

     SECTION 3. DISTRIBUTIONS. (a) PAYMENT OF DISTRIBUTIONS. Subject to the rights of holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 6.2 of the Partnership Agreement, holders of Series A Preferred Units shall be entitled to receive, when, as and if declared by the Partnership, out of Operating Cash Flow, cumulative preferential cash distributions at the rate per annum of 8.125% of the original Capital Contribution per Series A Preferred Unit; provided, however, that in the event Moody's shall upgrade Chateau Communities, Inc.'s preferred stock rating to not lower than "baa3" within 90 days after the date hereof the rate per annum shall be 7.80% of the original Capital Contribution per Series A Preferred Unit, in which case the designation of the Series A Preferred Units will change accordingly to reflect such new dividend rate. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable
(A) quarterly in arrears, on or before May 15, August 15, November 15 and February 15, of each year commencing on May 15, 1998 and, (B), in the event of
(i) an exchange of Series A Preferred Units into Series  A  Preferred Stock, or
(ii) a redemption of Series A Preferred Units, on the exchange date or redemption date, as applicable (each a "PREFERRED UNIT DISTRIBUTION PAYMENT DATE"). The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such 30-day month. If any date on which distributions are to be made on the Series A Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A Preferred Units will be made to the holders of record of the Series A

Preferred Units on the relevant record dates to be fixed by the Partnership, which record dates shall in no event exceed 15 Business Days prior to the relevant Preferred Unit Distribution Payment Date (the "PREFERRED UNIT PARTNERSHIP RECORD DATE").

     The term "BUSINESS DAY" shall mean each day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

     (b) DISTRIBUTIONS CUMULATIVE. Distributions on the Series A Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Preferred Unit Distribution Payment Date on which they first become payable. Distributions on accounts of arrears for any past distribution periods may be declared and paid at any time, without reference to a regular Preferred Unit Distribution Payment Date to holders of record of the Series A Preferred Units on the record date fixed by the Partnership which date shall not exceed 15 Business Days prior to the payment date. Accumulated and unpaid distributions will not bear interest.

     (c) PRIORITY AS TO DISTRIBUTIONS. (i) So long as any Series A Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest of the Partnership ranking junior as to the payment of distributions to the Series A Preferred Units (collectively, "JUNIOR UNITS"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Units, any Parity Preferred Units with respect to distributions or any Junior Units, unless, in each case, all distributions accumulated on all Series A Preferred Units and all classes and series of outstanding Parity Preferred Units as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (a) distributions payable solely in Junior Units, (b) the conversion of Junior Units or Parity Preferred Units into Partnership Interests of the Partnership ranking junior to the Series A Preferred Units as to distributions, or (c) the redemption of Partnership Interests corresponding to any Series A Preferred Stock, Parity Preferred Stock with respect to distributions or Junior Stock to be purchased by the General Partner pursuant to Article VI of the Articles of Amendment and Restatement of the Company (the "CHARTER") to preserve the Company's status as a real estate investment trust, provided that such redemption shall be upon the same terms as the corresponding purchase pursuant to Article VI of the Charter.

           (ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not irrevocably deposited in trust for payment) upon the Series A Preferred Units, all distributions authorized and declared on the Series A Preferred Units and all classes or series of outstanding Parity Preferred Units with respect to distributions shall be authorized and such other classes or series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit and such other classes or series of Parity Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Units do not have cumulative distribution rights) bear to each other.

     (d) NO FURTHER RIGHTS. Holders of Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

     SECTION 4. LIQUIDATION PROCEEDS. (a) Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series A Preferred Units shall be made in accordance with Section 8.1(c) of the Partnership Agreement.

     (b) NOTICE. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 15 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

     (c) NO FURTHER RIGHTS. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

     (d) CONSOLIDATION, MERGER OR CERTAIN OTHER TRANSACTIONS. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the General Partner to or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

     SECTION 5. OPTIONAL REDEMPTION. (a) RIGHT OF OPTIONAL REDEMPTION. The Series A Preferred Units may not be redeemed prior to the fifth anniversary of the issuance date. On or after such date, the Partnership shall have the right to redeem the Series A Preferred Units, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the original Capital Contribution (as defined in the Partnership Agreement) of such holder plus the cumulative Priority Return, whether or not declared, to the redemption date to the extent not previously distributed (the "REDEMPTION PRICE"). If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected PRO RATA among the holders (as nearly as practicable without creating fractional units).

     (b) LIMITATION ON REDEMPTION. (i) The Redemption Price of the Series A Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the General Partners, which will be contributed by the General Partners to the Partnership as additional capital contribution, or out of the sale of limited partner interests in the Partnership and from no other source. For purposes of the preceding sentence, "capital stock" means any equity securities (including Common Stock and Preferred Stock (as such terms are defined in the respective articles of incorporation of the General Partners)), shares, participation or other ownership interest (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

           (ii) The Partnership may not redeem fewer than all of the outstanding Series A Preferred Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred Units for all quarterly distribution periods termination on or prior to the date of redemption.

     (c) PROCEDURES FOR REDEMPTION. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the partnership, be certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such noticed shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (i) the redemption date, (ii) the Redemption Price, (iii) the aggregate number of Series A Preferred Units to be redeemed and if fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of Series A Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units the total number of Series A Preferred Units held by such holder represents) of the aggregate number of Series A Preferred Units to be redeemed, (iv) the place or places where such Series A Preferred Units are to be surrendered for payment of the Redemption Price, (v) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the Redemption Price will be made upon presentation and surrender of such Series A Preferred Units.

           (ii) If the Partnership gives a notice of redemption in respect of Series A Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series A Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series A Preferred Units upon surrender of the Series A
Preferred Units by such holders at the place designated in the notice of redemption. If the Series A Preferred Units are evidenced by a certificate and if fewer than all Series A Preferred Units evidenced by any certificate are being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series A Preferred Units, evidencing the unredeemed Series A Preferred Units without cost to the holder thereof. On and after the date of redemption, distributions will cease to accumulate on the Series A Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series A Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series A Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     SECTION 6. VOTING RIGHTS. (a) GENERAL. Holders of the Series A Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below:

     (b) CERTAIN VOTING RIGHTS. So long as any Series A Preferred Units remains outstanding, and notwithstanding anything to the contrary set forth in Article Twelve of the Partnership Agreement, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series A Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, (ii) authorize or create, or increase the authorized or issued amount of any Parity Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests but only to the extent such Parity Preferred Units are issued to an affiliate of the Partnership, other than the General Partners to the extent the issuance of such interests was to allow the General Partners to issue corresponding preferred stock to persons who are not affiliates of the Partnership, (iii) amend this SECTION 6, or (iv) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (B) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of a merger, consolidation or a sale or lease of all of the Partnership's assets as an entirety, so long as (a) the Partnership is the surviving entity and the Series A Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series A Preferred Units for other interests in such entity having substantially the same terms and rights as the Series A Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series A Preferred Units; and provided further that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (a) junior to the Series A Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity to the Series A Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Partnership Interest are not issued to an affiliate of the Partnership, other than the General Partners to the extent the issuance of such interests was to allow the General Partners to issue corresponding preferred stock to persons who are not affiliates of the Partnership, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the provisions of this SECTION 3, Series A Preferred Units will not be deemed outstanding for purposes of determining whether a Majority in Interest of Limited Partners have acted in accordance with the provisions of the Partnership Agreement.

     SECTION 7. TRANSFER RESTRICTIONS. (a) The Series A Preferred Units shall be subject to the provisions of Article Nine of the Partnership Agreement and
SECTION 8(A) hereof. Notwithstanding the provisions of Section 9.2(a) of the Partnership Agreement, (i) Contributor shall be permitted to Transfer Series A Preferred Units to (x) Belvedere Equity Fund LLC and Broadmoor I, L.P. (funds managed by Eaton Vance Management) and (y) pursuant to Section 8(a)(iii) hereof but subject to the terms of said Section, in each case without the consent of the General Partners, and (ii) with respect to all Transfers by Contributor (other than those described in clause (i) above), the General Partners consent thereto shall not be unreasonably withheld. The General Partners' consent shall not be deemed to be unreasonably withheld in the case of Transfers, without limitation, to any person or entity that is a competitor (as determined by the General Partners) of the General Partners, the Partnership or their Affiliates.

     (b) Section 9.2(c)(ii) shall not apply to Transfers of Series A Preferred Units.

     SECTION 8. EXCHANGE RIGHTS. (a) RIGHT TO EXCHANGE. (i) Series A Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth anniversary of the date of issuance, at the option of the holders thereof, for authorized but previously unissued shares of 8.125% Series A Cumulative Redeemable Preferred Stock of the Company (the "SERIES A PREFERRED STOCK") at an exchange rate of one share of Series A Preferred Stock for one Series A Preferred Unit, subject to adjustment as described


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below (the "EXCHANGE PRICE"), provided that the Series  A Preferred Units  will become exchangeable at any time, in whole or in part, at the option of the holders of Series a Preferred Units for Series A Preferred Stock if (y) at any time full distributions shall not have been timely made on any Series A Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series A Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distribution were not timely made or (z) upon receipt by a holder or holders of Series A Preferred Units of (A) notice from a General Partner that a General Partner or a Subsidiary of a General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be, a PTP and
(B) an opinion rendered by an outside nationally recognized independent counsel familiar with such matters addressed to a holder or holders of Series A Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP; PROVIDED, that if such notice and opinion refers to a defined event,
the  Series A  Preferred  Units  will  become  exchangeable  only   after   the
defined event occurs; PROVIDED FURTHER, that in the event any such exchange would result from application of clause (z)(B) above, no exchange will be available to the holders of Series A Preferred Units if, within 15 Business Days of the date of delivery of the opinion referred to in clause (z)(B) above, one of the General Partners delivers to such holders an opinion rendered
by an outside nationally recognized independent  counsel   familiar  with  such
matters  addressed  to  such General Partner, that upon the  occurrence of such
defined  event  the Partnership  will not or likely will not become a PTP.   In
addition,  the  Series  A  Preferred  Units  may  be  exchanged   for  Series A
Preferred Stock, in whole or in part, at the option of any holder prior to the tenth anniversary of the issuance date and after the third anniversary thereof if such holder of Series A Preferred Units shall deliver to one of the General Partners either (i) a private ruling letter following any application by such holder of Series A Preferred Units (with the consent of the General Partners) addressed to such holder of Series A Preferred Units or (ii) an opinion of
independent  counsel  reasonably acceptable to the   General  Partner  based on
the enactment of temporary of final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series A Preferred Units at such earlier time would not cause the Series A Preferred Units to be considered "stock and securities" within the meaning
of section  351(e)  of  the   Internal  Revenue  Code  of 1986, as amended (the
"CODE"), for purposes of determining whether the holder of such Series A Preferred Units is an "investment company" under section 721(b) of the Code if
an   exchange  is  permitted  at  such earlier date.  Furthermore, the Series A
Preferred Units may be exchanged in whole or in part for Series A Preferred Stock at any time, if both (1) based on results or projected results there exists (in the reasonable judgment of the holder) an imminent and substantial risk that such holder's interest in the Partnership interest represents or will represent more than 19.5% of the total profits or capital interests in the Partnership for the taxable year, and (2) the holder thereof delivers to the Company an opinion of nationally recognized independent counsel, that there is a substantial risk that its interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)).

           (ii) Notwithstanding anything to the contrary set forth in SECTION 8(A)(I), if an Exchange Notice (as defined herein) has been delivered to one of the General Partners, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series A Preferred Units for cash in an amount equal to the original Capital Contribution per Series A Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. A General Partner may exercise its option to redeem the Series A Preferred Units for cash pursuant to this SECTION 8(A)(II) by giving each holder of record of Series A Preferred Units notice of its election to redeem for cash, within 15 Business Days after receipt of the Exchange Notice, by (i) fax, and (ii) registered mail, postage


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paid,  at  the  address  of  each holder as it may appear on the records of the
Partnership stating (i) the redemption date, which shall be no later than 60 days following the receipt of the Exchange Notice, (ii) the redemption price,
(iii) the place or places where the Series A Preferred Units are to be surrendered for payment of the redemption price, (iv) that distributions on the Series A Preferred Units will cease to accrue on such redemption date; (v) that payment of the redemption price will be made upon presentation and surrender of the Series A Preferred Units and (vi) the aggregate number of Series A Preferred Units to be redeemed, and if fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of Series A Preferred Units are to be redeemed, the number of Series A Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro-rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units the total number of Series A Preferred Units being redeemed.

     (iii) In the event an exchange of, or the right to exchange, all or a portion of Series A Preferred Units pursuant to SECTION 8(A)(I) would violate the provisions on ownership limitation of the Company set forth in Article VI of the Charter with respect to the Series A Preferred Stock, the Company shall give written notice (an "EXCESS SHARE NOTICE") thereof to each holder of record of Series A Preferred Units, within 15 Business Days following receipt of the Exchange Notice, by (i) fax, and (ii) registered mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, the Company may, at its option, as a condition to allowing such exchange, require that the holder designate in writing to the Company, in conjunction with delivery of such Series A Preferred Units, a sufficient number of proposed holders of Series A Preferred Stock such that upon completion of the exchange none of the holders of the Series A Preferred Stock will individually own in excess of 7% in number of shares or value of the preferred stock of the Company (determined in accordance with Article VI of the Charter) outstanding (the "EXCHANGE CONDITION"). If the Company has properly imposed the Exchange Condition and if the holder designates a sufficient number of proposed holders so as to comply with the Exchange Condition, the Company and the holder shall effect the exchange in a manner so as to deliver the Series A Preferred Stock to be issued in the exchange to the proposed holders. The Company's right to impose the Exchange Condition (i) is conditioned on (A) the Company notifying the holder of the Exchange Condition in the Excess Share Notice, (B) the Company being able to deliver to the proposed holders shares of Series A Preferred Stock that have been, prior to or in connection with such issuance of shares of Series A Preferred Stock, registered under the Securities Act of 1933, as amended and (C) the Company otherwise being in compliance with the Registration Rights Agreement, dated the date hereof, between the Company and Belair Capital Fund LLC, and (ii) shall not arise upon an exchange effected by holders of Series A Preferred Units pursuant to clause (y) of SECTION 8(A)(I). The Excess Share Notice shall state (i) the number of Excess Units held by such holder, (ii) the redemption price of the Excess Units, (iii) the date on which such Excess Units shall be redeemed, which date shall be no later than 60 days following the receipt of the Exchange Notice, (iv) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (iv) that distributions on the Excess Units will cease to accrue on such redemption date, and (v) that payment of the redemption price will be made upon presentation and surrender of such Excess Units. In the event an exchange would in the judgment of the Company result in Excess Units, as a condition to such exchange, each holder of such units agrees to provide representations and covenants reasonably requested by the Company (i) sufficient to assure the Company that the holder's ownership of stock of the Company would not violate the provisions on ownership limitation set forth in
Article VI of the Charter; and (ii) to the extent such holder can so represent and covenant without obtaining information from its owners, relating to the holder's ownership of Units of the Partnership and its affiliates.

           (iv) The redemption of Series A Preferred Units described in SECTIONS 8(A)(II) and (III) shall be subject to the provisions of SECTION 5(B)(I) and SECTION 5(C)(II); provided, however, that the term"Redemption Price" in such Section shall be read to mean the original Capital Contribution per Series A Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

     If and to the extent that an exchange is effectuated pursuant to Section 8(a)(iii), the Company shall indemnify the holders of the Series A Preferred
Units and the prospective holder(s) of the Series A Preferred Stock participating in said exchange against any claim that the exchange so effectuated has resulted in a violation of Article VI of the Charter of the Company.

     (b) PROCEDURE FOR EXCHANGE. (i) Any exchange shall be exercised pursuant to a notice of exchange (the "EXCHANGE NOTICE") delivered to the Company by the holder who is exercising such exchange right, by (i) fax and
(ii) by certified mail postage prepaid. The exchange of Series A Preferred Units, or a specified portion thereof, may be effected after the fifth
Business Day following receipt by the Company of the Exchange Notice by delivering certificates, if any, representing such Series A Preferred Units to be exchanged together with, if applicable, written notice of exchange and a proper assignment of such Series A Preferred Units to the office of the
Company maintained for such purpose. Currently, such office is located at 6430 S. Quebec Street, Englewood, Colorado 80111. Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series A Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the Company as aforesaid and the Exchange Price shall have been paid. Any Series A Preferred Stock issued pursuant to this SECTION 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of pledge, lien, encumbrance or restriction other than those provided in the Charter, the Bylaws of the Company, the Federal securities acts and relevant state securities or blue sky laws.

           (ii) In the event of an exchange of Series A Preferred Units for shares of Series A Preferred Stock, an amount equal to the accrued and unpaid distributions, whether or not declared, to the date of exchange on any Series A Preferred Units tendered for exchange shall (i) accrue on the shares of the Series A Preferred Stock into which such Series A Preferred Units are exchanged, and (ii) continue to accrue on such Series A Preferred Units, which shall remain outstanding following such exchange, with one of the General Partners as the holder of such Series A Preferred Units. Notwithstanding anything to the contrary set forth herein, in no event shall a holder of a Series A Preferred Unit that was validly exchanged into Series A Preferred Stock pursuant to this SECTION 8 (other than the General Partner now holding such Series A Preferred Unit), receive a distribution out of Operating Cash Flow of the Partnership, if such holder, after exchange, is entitled to receive a distribution out of Operating Cash Flow with respect to the share of Series A Preferred Stock for which such Series A Preferred Unit was exchanged or redeemed.

           (iii) Fractional shares of Series A Preferred Stock are not to be issued upon exchange but, in lieu thereof, the Company will pay a cash adjustment based upon the fair market value of the Series A Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the Company.

     (c) ADJUSTMENT OF EXCHANGE PRICE. (i) The Exchange Price is subject to adjustment upon certain events, including, (i) subdivisions, combinations and reclassification of the Series A Preferred Stock, and (ii) distributions to all holders of Series A Preferred Stock of evidences of indebtedness of the Company or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to Series A Preferred Stock).

           (ii) In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Company's capital stock or sale of all or substantially all of the Company's assets), in each case as a result of which the Series A Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series A Preferred Stock or fraction thereof into which one Series A Preferred Unit was exchangeable immediately prior to such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

   SECTION 9. NO CONVERSION RIGHTS. Except as set forth herein, the holders of the Series A Preferred Units shall not have any rights to convert such units into shares of any other class or series of stock or into any other securities of, or interest in, the Partnership.

   SECTION 11. NO SINKING FUND. No sinking fund shall be established for the retirement of redemption of Series A Preferred units.


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